   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 1997
                                                      REGISTRATION NO. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 _____________

                                   FORM S-11
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                 _____________
                   AMERICAN GENERAL HOSPITALITY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                 ____________
                          3860 WEST NORTHWEST HIGHWAY
                                   SUITE 300
                              DALLAS, TEXAS 75220
                                 (214) 904-2000
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                        OF PRINCIPAL EXECUTIVE OFFICES)
                                STEVEN D. JORNS
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                          3860 WEST NORTHWEST HIGHWAY
                                   SUITE 300
                              DALLAS, TEXAS 75220
                                 (214) 904-2000
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                  ____________
                                   COPIES TO:
        PETER M. FASS, ESQ.                      DAVID C. WRIGHT, ESQ.
     STEVEN L. LICHTENFELD, ESQ.                  HUNTON & WILLIAMS
       LESLIE H. LOFFMAN, ESQ.                   2000 RIVERVIEW TOWER
         BATTLE FOWLER LLP                       900 SOUTH GAY STREET
        75 EAST 55TH STREET                   KNOXVILLE, TENNESSEE 37902
      NEW YORK, NEW YORK 10022                     (423) 549-7700
          (212) 856-7000
                                  ____________
 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [X]   Registration No. 333-19585

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [_]

 If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [_]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                          MAXIMUM              MAXIMUM
TITLE OF SECURITIES               AMOUNT BEING          OFFERING PRICE        AGGREGATE        AMOUNT OF
BEING REGISTERED                 REGISTERED(1)            PER SHARE          OFFERING PRICE    REGISTRATION FEE(2)
-----------------------------   ---------------      -------------------    --------------  -----------------------
Common Stock, $0.01 par value..       340,000             $27.25             $9,265,000         $2,808
====================================================================================================================

(1) Amount represents an increase in the offering size from 6,325,000 shares to 6,665,000 shares of which 6,325,000 shares were previously registered. Includes up to 865,000 shares which the Underwriters have the option to purchase solely to cover over-allotments, if any.

(2) Calculated pursuant to Rule 457.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


   This Registration Statement on Form S-11 is filed by American General Hospitality Corporation, a Maryland corporation (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"). The information in the Registration Statement on Form S-11, and its amendments thereto, previously filed by the Company with the Securities and Exchange Commission (File No. 333-19585) pursuant to the Act is incorporated by reference into this Registration Statement.

EXHIBIT
-------    ------------------------------------------------------------------
    5.1 - Opinion of Battle Fowler LLP as to the legality of the securities being registered
    8.1  -  Opinion of Battle Fowler LLP as to certain tax matters
    8.2 - Opinion of Coopers & Lybrand L.L.P., as to Texas franchise tax matters
   23.1  -  Consent of Coopers & Lybrand L.L.P.
   23.2 - Consent of Battle Fowler LLP (included in Exhibits 5.1 and 8.1 hereto)
   23.3 - Consent of Coopers & Lybrand L.L.P. as to its opinion on Texas franchise tax matters (included in Exhibit 8.2 hereto)
   24.1  -  Powers of Attorney (included on signature page hereto)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, ON FEBRUARY 4, 1997.

                            AMERICAN GENERAL HOSPITALITY CORPORATION


                            By:      /s/ Steven D. Jorns
                                -------------------------------------
                                     Steven D. Jorns
                              Chairman of the Board, Chief Executive Officer, and President

                               POWER OF ATTORNEY

  EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS STEVEN D. JORNS AND KENNETH E. BARR AND EACH OR EITHER OF THEM, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES (UNTIL REVOKED IN WRITING), TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO CAUSE THE SAME TO BE FILED, WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY GRANTING TO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM OR THEIR SUBSTITUTES, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING WHATSOEVER REQUISITE OR DESIRABLE TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS THE UNDERSIGNED MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL ACTS AND THINGS THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR EITHER OF THEM, OR THEIR SUBSTITUTES OR SUBSTITUTE, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON FEBRUARY 4, 1997.

      SIGNATURE                       TITLE                     DATE
      ---------                       -----                     ----


    /s/ Steven D. Jorns          Chairman of the Board,      February 4, 1997
-----------------------------     Chief Executive Officer,
       STEVEN D. JORNS            and President



     /s/ Kenneth E. Barr        Executive Vice President,    February 4, 1997
-----------------------------    Chief Financial Officer,
       KENNETH E. BARR           Principal Accounting
                                 Officer, Secretary and
                                 Treasurer


    /s/ H. Cabot Lodge III      Director                     February 4, 1997
-----------------------------
      H. CABOT LODGE III


       /s/ James R. Worms       Director                     February 4, 1997
-----------------------------
         JAMES R. WORMS


       /s/ James McCurry        Director                     February 4, 1997
-----------------------------
        JAMES MCCURRY


       /s/ Kent R. Hance        Director                     February 4, 1997
-----------------------------
        KENT R. HANCE

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                    EXHIBIT
-------    ---------------------------------------------------------------------
    5.1    --  Opinion of Battle Fowler LLP as to the legality of the securities being registered
    8.1    --  Opinion of Battle Fowler LLP as to certain tax matters
    8.2    --  Opinion of Coopers & Lybrand L.L.P., as to Texas franchise tax matters
   23.1    --  Consent of Coopers & Lybrand L.L.P.
   23.2    --  Consent of Battle Fowler LLP (included in Exhibits 5.1 and 8.1 hereto)
   23.3    --  Consent of Coopers & Lybrand L.L.P. as to its opinion on Texas franchise tax matters (included in Exhibit 8.2 hereto)
   24.1    --  Powers of Attorney (included on signature page hereto)
